Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-133110 on Form S-3, No. 333-133108 and No. 333-143782 on Form S-8 of American CareSource Holdings, Inc. of our report dated March 26, 2010 relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of American CareSource Holdings, Inc. for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
March 26, 2010